Exhibit 10.1

FINAL

AMENDMENT NO. 1 TO THE SUBSCRIPTION AGREEMENT

This Amendment No. 1 to the Subscription Agreement, dated as of February 12, 2015 (this “Amendment”), is entered into by and between Rentech, Inc., a Colorado corporation (the “Company”), each of the Purchasers listed on the signature pages hereto and GSO Capital Partners LP, a Delaware limited partnership, in its capacity as the Purchasers’ Representative under the Subscription Agreement (as defined below) (the “Purchasers’ Representative”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Subscription Agreement.

WHEREAS, the Company, the Purchasers and the Purchasers’ Representative entered into that certain Subscription Agreement (the “Subscription Agreement”), dated as of April 9, 2014, pursuant to which the Purchasers purchased from the Company, and the Company issued and sold to the Purchasers, an aggregate of 100,000 shares of the Company’s Series E Convertible Preferred Stock, par value $10.00 per share, on the terms and subject to the conditions set forth in the Subscription Agreement;

WHEREAS, on the date hereof, Rentech Nitrogen Holdings, Inc., a subsidiary of the Company, the Lenders (as defined therein) and Credit Suisse AG, Cayman Islands Branch, as the administrative agent, are entering into that certain Amended and Restated Term Loan Credit Agreement (the “A&R Credit Agreement”);

WHEREAS, as an additional inducement for the Lenders to enter into the A&R Credit Agreement, the parties hereto desire to amend the Subscription Agreement as set forth in this Amendment; and

WHEREAS, under Section 6.9 of the Subscription Agreement, the Subscription Agreement may be amended by an instrument in writing signed by the parties hereto.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, and intending to be legally bound hereby, the parties hereto agree as follows.

1.        Amendment to Section 4.1(b).

(a)      The first sentence of Section 4.1(b) of the Subscription Agreement is hereby amended and restated to read as follows:

“In addition to the right described in Section 4.1(a), for so long as the Purchasers in the aggregate have record and beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Conversion Shares that constitute at least 6% of the outstanding Common Stock of the Company, the Purchasers collectively shall have the right to nominate one person for election to the Board of Directors (a “Purchaser Nominee”) once every three years.”

(b)      The last sentence of Section 4.1(b) of the Subscription Agreement is hereby amended and restated to read as follows:

“For the avoidance of doubt, (i) only Conversion Shares shall be counted towards whether the Purchasers meet such minimum percentages, (ii) in the event that the Purchasers’ holdings of Conversion Shares drop below such a minimum percentage (other in connection with any Repurchase), they will not regain the right to nominate a Purchaser Nominee through the acquisition of other shares of Common Stock, and (iii) without duplication of any beneficial ownership of Conversion Shares a Purchaser may have under Rule 13d-3 under the Exchange Act, for purposes of this Section 4.1, Section 4.2(e), Section 4.4(a), Section 4.5, Section 4.11(b), Section 4.13 and Section 6.13(c), any Purchaser holding a Repurchase Warrant shall be treated as having record and beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of the number of Conversion Shares such Purchaser has the right to subscribe for or purchase pursuant to such Repurchase Warrant and such Conversion Shares shall be treated as outstanding Common Stock of the Company.”

2.        Amendment to Section 4.11.

(a)      Section 4.11(a)(iii)(C) of the Subscription Agreement is hereby amended and restated to read as follows:

“(C) the Conversion Shares issuable upon the conversion of the Purchased Shares or exercise of the Repurchase Warrants;”

(b)      The first sentence of Section 4.11(b) of the Subscription Agreement is hereby amended and restated in its entirety to read as follows:

“If, after the Closing Date, the Company intends to issue New Securities for cash to any Person, then, at least ten (10) Business Days prior to the issuance of the New Securities, the Company shall deliver to the Purchasers an offer (the “Offer”) to issue the New Securities to them upon the terms set forth in this Section 4.11; provided, however, that the Company shall have no obligation to make an Offer unless at such time (i) the Purchasers, in the aggregate, have record and beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than five percent (5%) of the outstanding shares of the Company’s Common Stock (which shall be determined assuming conversion of all of the shares of Series E Preferred Stock or cash exercise of all of the Repurchase Warrants in full, as applicable), and (ii) the Trading Price has not exceeded the Closing Price for the thirty (30) Trading Days ending on the last day of the month immediately preceding the month in which the contemplated closing of the issuance of New Securities occurs.”

3.        Amendment to Section 4.13.    Section 4.13 of the Subscription Agreement is hereby amended and restated in its entirety to read as follows:

“Section 4.13 Rentech Nitrogen Partners Distributions. For so long as the Purchasers in the aggregate have record or beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than five percent (5%) of the outstanding shares of the Company’s Common Stock (which shall be determined assuming conversion of all of the shares of Series E Preferred Stock or cash exercise of all of the Repurchase Warrants in full, as applicable), the Company shall not, without the prior written consent of the Purchasers’ Representative, which shall not be unreasonably withheld, delayed or conditioned, permit

Rentech Nitrogen GP to authorize Rentech Nitrogen Partners to declare or make, or agree to make, directly or indirectly, any Restricted Payment in excess of $25,000,000 from the proceeds of any incurrence of indebtedness for borrowed money.”

4.        Addition of Section 4.15, Section 4.16, Section 4.17 and Section 4.18.    The following is hereby added to the Subscription Agreement immediately after Section 4.14 of the Subscription Agreement:

“Section 4.15  Call Right on Purchased Shares.

(a) Subject to the terms and conditions of this Section 4.15, at any time after February 12, 2015, the Company shall have the right (exercisable in its sole discretion) (the “Repurchase Right”) to purchase all, but not less than all, of the Purchased Shares (the “Repurchase”) in exchange for the Repurchase Warrants (as defined below) and a price per Purchased Share (the “Call Price”) equal to (i) $1,000 per Purchased Share (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Series E Preferred Stock), plus (ii) all accrued and unpaid dividends on such Purchased Share (whether or not declared and including all amounts accrued since the last Dividend Payment Date (as defined in the Articles of Amendment)) through and including the Repurchase Date (as defined below). In order to exercise the Repurchase Right, the Company shall send a written notice of such exercise (the “Repurchase Notice”) to the Purchasers’ Representative specifying the Repurchase Date, the Call Price per Purchased Share and the Company’s calculation thereof. The Repurchase Notice (and such exercise of the Repurchase Right) shall be irrevocable; provided, however, that the Company may specify in the Repurchase Notice that the Repurchase is conditioned upon the occurrence, on or prior to the Repurchase Date set forth therein, of a financing transaction described therein. If the Repurchase is so conditioned and the Repurchase Closing (as defined below) does not occur on the Repurchase Date set forth in such Repurchase Notice, then the Repurchase Notice shall be automatically revoked. Notwithstanding anything to the contrary contained herein, the Company may not exercise the Repurchase Right if (A) the Company does not have funds legally available to pay the Call Price for each Purchased Share, or (B) the Articles of Incorporation of the Company do not provide for a sufficient number of authorized shares of Common Stock to cover the Conversion Shares issuable upon exercise of the Repurchase Warrants at the time they are issued (after giving effect to the retirement and cancellation of the Purchased Shares). Upon receipt of such Repurchase Notice, each Purchaser shall be obligated to sell on the Repurchase Date all Purchased Shares held by it to the Company, and the Company shall be obligated to purchase on the Repurchase Date such Purchased Shares from such Purchaser in exchange for the Call Price therefor; provided, however, that prior to the Repurchase Closing, such obligation shall not impair, restrict or otherwise limit (1) any Purchaser’s rights under the Put Option Agreement to which it is a party, (2) such Purchaser’s rights to convert, cause the redemption of or put any or all of its Purchased Shares in accordance with the Articles of Amendment or this Agreement, or (3) such Purchaser’s right to Transfer any or all of its Purchased Shares in accordance with Section 4.2(a) to a Permitted Transferee, which Permitted Transferee shall be subject to the obligations of such Purchaser under this Section 4.15. Prior to or promptly after delivery of a Repurchase Notice, the Company shall file a registration statement covering the sale or distribution from time to time by the Purchasers, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Conversion Shares issuable upon exercise of the Repurchase Warrants on Form S-3 (except if the Company is not then eligible to register for resale such Conversion Shares on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Conversion Shares for resale by the Purchasers in accordance with any reasonable method of distribution selected by the Purchasers) (the “Warrant Resale Registration Statement”) and, subject to Section 4.15(b), the Company shall use its reasonable best efforts to cause such Warrant Resale Registration Statement to be declared effective by the SEC on or prior to the Repurchase Date.

(b) Subject to Section 4.15(a), if the Company delivers a Repurchase Notice, the closing of the Repurchase (the “Repurchase Closing”) shall be held on the date described in the Repurchase Notice (the “Repurchase Date”) which shall be no less than ten (10) and no more than fifteen (15) Business Days following the date on which the Purchasers’ Representative receives the Repurchase Notice; provided, however, that if the Warrant Resale Registration Statement is not effective and usable on the Repurchase Date, then the Repurchase Date shall be extended to the date that is five (5) Business Days after the Warrant Resale Registration Statement has become effective and usable and such date shall be the Repurchase Date for all purposes; provided, further, that if the Warrant Resale Registration Statement is not effective and useable by the date that is ninety (90) days after the date that the Repurchase Notice is delivered, then such Repurchase Notice shall be automatically revoked. On the same date that the Warrant Resale Registration Statement has been declared effective, the Company shall provide the Purchasers’ Representative a written notice stating that the Warrant Resale Registration Statement has become effective, and which shall include the Repurchase Date, the Call Price and the Company’s calculation thereof. The Repurchase Closing shall take place at the principal offices of the Company or at such other location as may be agreed upon by the Company and the Purchasers’ Representative. At the Repurchase Closing, (i) each Purchaser shall either (A) surrender the certificate or certificates representing its Purchased Shares, duly endorsed, at the office of the Company or of any transfer agent for such Purchased Shares, free and clear of liens and encumbrances other than those arising under this Agreement, the Articles of Amendment or applicable securities laws or (B) notify the Company or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates, in each case of this clause (i), against receipt of the Call Price for such Purchased Shares, (ii) the Company shall deliver by wire transfer of immediately available funds to each Purchaser the Call Price for each of such Purchaser’s Purchased Shares; (iii) the Company shall deliver to each Purchaser a warrant (each, a “Repurchase Warrant” and collectively, the “Repurchase Warrants”), in the form attached as Exhibit H, exercisable for a number of shares of Common Stock equal to the number of Conversion Shares into which such Purchaser’s Purchased Shares are convertible on the Repurchase Date at an exercise price per share of Common Stock equal to the Conversion Price (as defined in the Articles of Amendment) in effect on the Repurchase Date (subject to appropriate adjustment for stock splits, dividends, combinations, recapitalizations and the like); provided, that, in no event will the aggregate number of shares of Common Stock exercisable under the Repurchase Warrants exceed 45,045,045 shares of Common Stock (subject to appropriate adjustment for stock splits, dividends, combinations, recapitalizations and the like); (iv) the Company shall deliver to each Purchaser evidence reasonably satisfactory to the Purchasers that the Conversion Shares issuable upon exercise of the Repurchase Warrants have been approved for listing on the securities exchange (if any) on which the shares of Common Stock are then listed; (v) the Company shall deliver to each Purchaser an opinion of counsel reasonably acceptable to the Purchasers to the effect that (A) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Repurchase Warrants (1) have been duly authorized by all requisite corporate action on the part of the Company and (2) do not (x) violate the provisions of the Articles of Incorporation or the Bylaws or (y) violate the provisions of any Colorado or New York statute, rule or regulation applicable to the Company, (B) the Repurchase Warrants have been duly authorized, (C) each Repurchase Warrant constitutes a legally binding and valid obligation of the Company enforceable against the Company in accordance with its terms, and (D) the Conversion Shares issuable upon exercise of the Repurchase Warrants have been duly authorized and reserved for issuance upon such exercise, and when issued upon exercise of the Repurchase Warrants will be validly issued, fully paid and nonassessable and (vi) the Company shall deliver to each Purchaser evidence reasonably satisfactory to the Purchasers that the Warrant Resale Registration Statement has been declared effective by the SEC, is effective and usable under applicable securities laws and has not been suspended or subject to any stop order. From and after the Repurchase Closing, each Purchaser shall be deemed to no longer have any rights or obligations under the Articles of Amendment relating to the Series E Preferred Stock notwithstanding that the certificates representing such Purchased Shares shall not have been surrendered at the office of the Company or its transfer agent.

(c) All transfer, stamp and other taxes and fees (including any penalties and interest) incurred in connection the Repurchase or the issuance of Repurchase Warrants shall be borne and paid by the Company when due. The Company shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees.

Section 4.16  Put Right on Purchased Shares.

(a) Upon the consummation of an RNP Change of Control, each Purchaser shall have the right (exercisable in its sole discretion) to elect to cause the Company to purchase any or all of the outstanding Purchased Shares held by such Purchaser (the “COC Put”) for a price per Purchased Share (the “COC Put Price”) equal to (i) $1,000 per Purchased Share (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Series E Preferred Stock), plus (ii) all accrued and unpaid dividends on such Purchased Share (whether or not declared and including all amounts accrued since the last Dividend Payment Date (as defined in the Articles of Amendment)) through and including the COC Put Date (as defined below). Within one (1) Business Day after the Company becomes aware of the occurrence of an RNP Change of Control, the Company shall deliver written notice (a “RNP COC Notice”) to each Purchaser specifying that an RNP Change of Control has occurred and setting forth the details thereof. If a Purchaser elects to exercise the COC Put, it shall do so by sending a written notice of such election (a “COC Put Notice”) to the Company on or before the ninetieth (90th) day after the date such Purchaser receives a RNP COC Notice. Upon receipt of a COC Put Notice, subject to the provisions of Section 4.16(b), the Company shall be obligated to purchase on the COC Put Date the applicable Purchased Shares specified by the Purchaser in the COC Put Notice, and the Purchaser shall be obligated to sell on the COC Put Date all of such Purchased Shares to the Company.

(b) If a Purchaser elects to sell any of its Purchased Shares pursuant to this Section 4.16, the closing of the COC Put (the “COC Put Closing”) shall be held on a date (such date, the “COC Put Date”) specified at least ten (10) Business Days in advance by the Company and which shall not be later than thirty (30) days after receipt by the Company of the COC Put Notice. If, on the COC Put Date, the Company does not have sufficient funds legally available to purchase all outstanding Purchased Shares with respect to which the COC Put has been exercised, the Company shall purchase only the number of outstanding Purchased Shares that it has sufficient funds to purchase (such amount to be apportioned on a pro rata basis among the Purchasers electing to exercise the Put on the same date, to the extent necessary), and the Company shall purchase the remaining unpurchased shares that Purchasers have elected to cause the Company to purchase as soon as practicable after the Company has funds legally available therefor, and such unpurchased shares shall remain outstanding until so purchased or earlier converted upon the election of the holder thereof pursuant to the Articles of Amendment. Subject to the foregoing, the COC Put Closing shall take place at the principal offices of the Company or at such other location as may be agreed upon by the Company and the Purchasers’ Representative. At the COC Put Closing, (i) each Purchaser that has exercised the COC Put shall either (A) surrender the certificate or certificates representing its applicable Purchased Shares, duly endorsed, at the office of the Company or of any transfer agent for the Purchased Shares, free and clear of liens and encumbrances other than those arising under this Agreement, the Articles of Amendment or applicable securities laws or (B) notify the Company or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates in each case of this clause (i), against receipt of the COC Put Price for such Purchased Shares; and (ii) the Company shall deliver by wire transfer of immediately available funds to each Purchaser the COC Put Price for each of such Purchaser’s Purchased Shares with respect to which such Purchaser has exercised the COC Put. From and after the COC Put Closing, each Purchaser shall be deemed to no longer have any rights or obligations under the Articles of Amendment relating to the Series E Preferred Stock notwithstanding that the certificates representing such Purchased Shares shall not have been surrendered at the office of the Company or its transfer agent.

(c) All transfer, stamp and other taxes and fees (including any penalties and interest) incurred in connection with a COC Put shall be borne and paid by the Company when due. The Company shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees.

Section 4.17  Additional Covenants.

(a) Affirmative Covenants.    The Company shall, and shall cause each Subsidiary (as defined in the A&R Credit Agreement as in effect on February 12, 2015 and without regarding to any subsequent amendment, modification or termination thereof or repayment of indebtedness thereunder) thereof to, take all actions and do all things set forth in or otherwise required by Section 7 of the Guaranty Agreement (as in effect on February 12, 2015 and without regarding to any subsequent amendment, modification or termination thereof or payment thereunder).

(b) Negative Covenants.    The Company shall not, directly or indirectly, nor shall it permit any Subsidiary (as defined in the A&R Credit Agreement as in effect on February 12, 2015 and without regarding to any subsequent amendment, modification or termination thereof or repayment of indebtedness thereunder) thereof to, directly or indirectly, take, cause or permit to be taken any action, or do, create or suffer any lien, effect, thing, condition or occurrence, prohibited by Section 8 of the Guaranty Agreement (as in effect on February 12, 2015 and without regarding to any subsequent amendment, modification or termination thereof or payment thereunder).

For purposes of clarity no Issuer Entity (as defined in the A&R Credit Agreement as in effect on February 12, 2015 and without regarding to any subsequent amendment, modification or termination thereof or payment thereunder of indebtedness thereunder) is subject to the covenants in Section 4.17(a) or Section 4.17(b).

(c) Termination of Additional Covenants.    Section 4.17(a) and Section 4.17(b) shall automatically terminate and shall be of no further force or effect upon the earliest of (i) the date that all of the Purchased Shares shall have been repurchased or redeemed by the Company, or converted into Common Stock, (ii) the date that the Trading Price is equal to or greater than the Conversion Price for at least one hundred eighty (180) consecutive Trading Days and (iii) the date that the Trading Price is equal to or greater than two (2) times the Conversion Price for at least thirty (30) consecutive Trading Days. In the event that such a termination occurs under foregoing clause (ii) or (iii), the Company shall provide prompt written notice thereof to the Purchasers’ Representative; provided that the failure to give such notice shall not affect the termination of such covenants.

Section 4.18  DSHC LLC.    The Company shall, and shall cause Darkstone to, comply with all terms and provisions of the Darkstone LLC Agreement.”

5.        Amendment to Section 6.13(c). Section 6.13(c) of the Subscription Agreement is hereby amended and restated in its entirety to read as follows:

“(c) If the Purchasers’ Representative shall resign or otherwise be unable to fulfill its responsibilities hereunder, the Purchasers shall appoint a new Purchasers’ Representative as soon as reasonably practicable by written consent of holders of a majority of the then outstanding Conversion Shares (which shall be determined assuming conversion of all Purchased Shares or cash exercise of all of the Repurchase Warrants in full, as applicable) by sending notice and a copy of the duly executed written consent appointing such new Purchasers’ Representative to the Company.”

6.        Closing Deliverables for Amendment.    On the date hereof, the following documents shall be executed and delivered by the parties thereto:

(a)      The Amended and Restated Registration Agreement, dated as of the date hereof, among the Company and each of the Purchasers, in the form attached hereto as Exhibit I (the “A&R Registration Rights Agreement”).

(b)      The Amended and Restated Put Option Agreements, dated as of the date hereof, among the Company and the Purchasers, in the form attached hereto as Exhibit J (the “A&R Put Option Agreements”).

(c)      The DSHC Pledge Agreement.

(d)      The letter from the Company to the Purchasers’ Representative regarding the Exemption Letter in the form attached hereto as Exhibit L (the “Exemption Letter Supplement”).

(e)      Opinions addressed to the Purchasers (i) rendered by Latham & Watkins LLP in substantially the form attached hereto as Exhibit M and (ii) rendered by Holland & Hart LLP in substantially the form attached hereto as Exhibit N.

7.        Amendment to Definitions.

(a)      The reference to “(the “Conversion Shares”)” in Section 2.4(c) of the Subscription Agreement is hereby deleted.

(b)      The following defined terms are hereby added to paragraph 1 of Exhibit A to the Subscription Agreement in appropriate alphabetical order:

““Conversion Shares” means the (a) shares of Common Stock issued upon conversion of the Purchased Shares and (b) shares of Common Stock issued upon exercise of the Repurchase Warrants.”

““DSHC Pledge Agreement” means the Amended and Restated Pledge Agreement, dated as of February 12, 2015, among DSHC, LLC, each Person listed on the signature pages thereto and identified thereon as an “Optionee,” and Credit Suisse AG, Cayman Islands Branch, acting in its capacity as collateral agent thereunder in the form attached hereto as Exhibit K.

““Guaranty Agreement” means the Amended and Restated Guaranty Agreement, dated as of February 12, 2015, executed by the Company and each Person that is a signatory thereto as a Subsidiary Guarantor, in favor of and Credit Suisse AG, Cayman Islands Branch, as administrative agent for the benefit of the Lender Parties (as defined in the A&R Credit Agreement).”

““RNP Change of Control” means (a) an event that constitutes a “Change of Control” as such term is defined in the A&R Credit Agreement as in effect on February 12, 2015 (and without regard to any subsequent amendment, modification or termination thereof, or repayment of indebtedness thereunder) that is not also a “Change of Control” as such term is defined in the Articles of Amendment as in effect on the date hereof; provided, however, that upon the payment in full of the Obligations (as defined in the A&R Credit Agreement) under the A&R Credit Agreement (other than contingent indemnity obligations), an event that constitutes a “Change of Control” under clause (d) of the definition of “Change of Control” in the A&R Credit Agreement shall no longer constitute an “RNP Change of Control” or (b) any sale, transfer, conveyance, encumbrance (other than encumbrances created by the DSHC Pledge Agreement) or other disposition by DSHC, LLC of any Collateral Shares (as defined in the DSHC Pledge Agreement) to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act).”

8.        Addition of Exhibits. The Subscription Agreement is hereby amended to add the following new exhibits:

(a)      Exhibit H, which Exhibit H is in the form attached as Exhibit H to this Amendment.

(b)      Exhibit I, which Exhibit I is in the form attached as Exhibit I to this Amendment.

(c)      Exhibit J, which Exhibit J is in the form attached as Exhibit J to this Amendment.

(d)      Exhibit K, which Exhibit K is in the form attached as Exhibit K to this Amendment.

(e)      Exhibit L, which Exhibit L is in the form attached as Exhibit L to this Amendment.

(f)       Exhibit M, which Exhibit M is in the form attached as Exhibit M to this Amendment.

(g)      Exhibit N, which Exhibit N is in the form attached as Exhibit N to this Amendment.

9.        Representations and Warranties.

(a)      The Company hereby represents and warrants to the Purchasers that: (i) it is a corporation validly existing and in good standing under the laws of the state of Colorado, (ii) it has all necessary corporate power and authority to execute and deliver this Amendment and the A&R Registration Rights Agreement, the A&R Put Option Agreements, the DSHC Pledge Agreement and the Exemption Letter Supplement (collectively, the “A&R Related Agreements”), to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby (including duly and validly issuing and delivering the Repurchase Warrants and duly and validly reserving, issuing and delivering the Conversion Shares) and thereby, (iii) the execution, delivery and performance by the Company of this Amendment and the A&R Related Agreements, and the consummation of the transactions contemplated hereby (including the due and valid issuance and delivery of the Repurchase Warrants and the due and valid reservation, issuance and delivery of the Conversion Shares) and thereby have been duly authorized by all necessary corporate action on the part of the Company, (iv) this Amendment and the A&R Related Agreements have been duly executed and delivered by the Company and each such agreement is a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (v) no consent, approval or authorization of, or filing with, any Governmental Authority, securities exchange, securities market or other Person is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Amendment and the A&R Related Agreements, except for filing of a current report on Form 8-K with the SEC and the listing of the Conversion Shares issuable upon exercise of the Repurchase Warrants, (vi) the shares of Common Stock issuable upon exercise of the Repurchase Warrants have been duly and validly reserved for issuance and, when issued upon exercise of the Repurchase Warrants, will be duly and validly issued and fully paid and non-assessable and will not be subject to any preemptive right or any restrictions on transfer, other than restrictions on transfer under applicable securities laws, the Subscription Agreement and the A&R Registration Rights Agreement, (vii) except for the Purchasers, no Person is entitled to any preemptive right granted by the Company with respect to any securities of the Company, (viii) the authorization, execution, delivery and performance by the Company of this Amendment and the A&R Related Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance of the Repurchase Warrants and the Conversion Shares issuable upon exercise of the Repurchase Warrants (A) do not and will not violate, conflict with, or result in the breach of any term, condition or provision of the Articles of Incorporation or Bylaws and (B) with such exceptions that have not had, and would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, do not and will not (whether with or without notice or lapse of time or both) (1) violate any provision of or constitute or result in a breach or default under, the termination of, acceleration of the performance required by, or result in any payment obligations under, or result in a right of termination, acceleration or payment under, any material mortgage, credit or loan agreement, note, bond, indenture, deed of trust, license, lease, contract or other instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound, or to which the Company or any of its Subsidiaries or any of the properties or assets of the Company or any of its Subsidiaries may be subject, including as a result of any change of control or similar provision; (2) violate any provision of any judgment, ruling, order, writ, injunction or decree applicable to the Company or any of its Subsidiaries; (3) violate any provision of any applicable state, federal or local law, rule or regulation; or (4) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, non-renewal or forfeiture of any franchise, permit or license or other right granted by any Governmental Authority to the Company or any of its Subsidiaries; (ix) there are no “business combination with interested stockholders”, “fair price” or similar antitakeover provisions under the Articles of Incorporation (including Article 15 of the Articles of Incorporation) or the Bylaws or the antitakeover laws and regulations of the State of Colorado that are or could become applicable to the Purchasers solely as a result of the Purchasers, the Company and its Subsidiaries fulfilling their obligations or exercising their rights hereunder or any of the Repurchase Warrants, including, without limitation, the Company’s issuance of the Repurchase Warrants, the ownership, redemption, repurchase or put of the Purchased Shares or the issuance of the Conversion Shares by the Company or the sale or transfer by the Company of the Conversion Shares, (x) subject to the accuracy of the representations and warranties made by the Purchasers in, and the other provisions of, the Exemption Letter, the Purchasers and their Permitted Transferees are Exempt Persons, as defined in the Tax Benefit Preservation Plan with respect to the acquisition of up to 19.9% of the outstanding Common Stock and (xi) except for the Tax Benefit Preservation Plan, the Company has not adopted any poison pill (including any distribution under a rights agreement) or other similar antitakeover measure. For the avoidance of doubt, the due and valid reservation of the Conversion Shares referred to in clauses (ii), (iii) and (vi) above assumes the cancellation and retirement of the Purchased Shares upon exercise of the Repurchase Right and the issuance of such Conversion Shares from the Conversion Shares previously reserved for issuance upon conversion of the Purchased Shares.

(b)      Each Purchaser, severally and not jointly, represents and warrants to the Company that: (i) it is a limited partnership or other entity validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) it has all necessary limited partnership or other entity power and authority to execute and deliver this Amendment and the A&R Related Agreements to which it is a party, carry out its obligations hereunder and thereunder, and consummate the transactions contemplated hereby and thereby, (iii) the execution, delivery and performance by such Purchaser of this Amendment and the A&R Related Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited partnership or other entity action on the part of such Purchaser, (iv) this Amendment and the A&R Related Agreements to which it is a party have been duly executed and delivered by such Purchaser and each such agreement to which it is a party is a valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and (v) no consent, approval or authorization of, or filing with, any Governmental Authority, securities exchange, securities market or other Person is or will be required on the part of such Purchaser in connection with the execution, delivery and performance by such Purchaser of this Amendment and the A&R Related Agreements to which it is a party other than (A) those which have already been made or granted, (B) the filing with the SEC of a Schedule 13D or Schedule 13G or amendments thereto or Form 4, or (C) those where the failure to obtain such consent, approval or license or make such filing would not have a material adverse effect on the ability of Purchaser to perform its obligations hereunder or thereunder.

10.     No Further Amendment.    Except as expressly amended or modified hereby, the Subscription Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect in accordance with its terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Subscription Agreement or any of the documents referred to therein.

11.     Effect of Amendment.    This Amendment shall form a part of the Subscription Agreement for all purposes, and each party thereto and each party hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Subscription Agreement (whether or not such reference is contained in an agreement, instrument or document executed prior to this Amendment) shall be deemed a reference to the Subscription Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

12.     Counterparts.  This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other party. Copies of executed counterparts of signature pages to this Amendment may be transmitted by PDF (portable document format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signatures pages had been delivered.

13.     Governing Law.    Except to the extent the Colorado Business Corporation Act is mandatorily applicable, this Amendment and any disputes arising hereunder or controversies related hereto shall be governed by and construed in accordance with the internal laws of the State of New York that apply to contracts made and performed entirely within such state.

14.     Headings.    The Section headings contained in this Amendment are inserted for convenience of reference only and will not affect the meaning or interpretation of this Amendment.

15.     Other General Provisions.    The provisions of Sections 6.6, 6.7, 6.8, 6.9, 6.10 and 6.11 of the Subscription Agreement shall apply to this Amendment mutatis mutandis.

16.     Expenses.    All fees, costs and expenses incurred in connection with this Amendment and the transactions contemplated hereby, including accounting and legal fees shall be paid by the party incurring such expenses, except that, on the date of this Amendment, the Company shall reimburse the Purchasers’ Representative or any of the Purchasers, as applicable and without duplication, for all reasonable and documented out-of-pocket costs and expenses, including legal fees, expenses, other professional fees and expenses incurred by the Purchasers’ Representative or any of the Purchasers in connection with the transaction contemplated by this Amendment.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed as of the date first above written.

COMPANY

RENTECH, INC.

By:	/s/ Colin M. Morris
Its:	Secretary, Senior Vice President, & General Counsel

[Signature Page to Amendment No. 1 to Subscription Agreement]

PURCHASERS’ REPRESENTATIVE:

GSO CAPITAL PARTNERS LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Subscription Agreement]

PURCHASERS:

GSO SPECIAL SITUATIONS OVERSEAS MASTER FUND LTD.

GSO SPECIAL SITUATIONS FUND LP

By:	GSO Capital Partners LP, as investment advisor

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney

Title:	Authorized Signatory

GSO PALMETTO OPPORTUNISTIC
INVESTMENT PARTNERS LP

GSO CREDIT-A PARTNERS LP

STEAMBOAT CREDIT OPPORTUNITIES MASTER FUND LP

GSO COASTLINE CREDIT PARTNERS LP

GSO CACTUS CREDIT OPPORTUNITIES FUND LP

By:	GSO Capital Partners LP, as Investment Manager

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO AIGUILLE DES GRANDS MONTETS FUND II LP

By:	GSO Capital Partners LP as Attorney-in-Fact

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Subscription Agreement]